Exhibit 4.10

[ISSUER],
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED HEREIN,
[AND]
[_____________________________________],
as Trustee
[AND]
[_____________________________________]
[as Collateral Agent]

[_____] SUPPLEMENTAL INDENTURE
Dated as of [_____]
to
Indenture
Dated as of [_____]
by and among
[ISSUER],
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED THEREIN,
[AND]
[____________________________________],
as Trustee
[AND]
[_____________________________________]
[as Collateral Agent]

[_____]% Notes due [_____]

This [_____] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [_____], is entered into by and among [_____] (the “Guaranteeing Subsidiary”), [Issuer] (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“TD Group”), [_____], [_____], and [_____] (collectively, the “Existing Guarantors”), and [_____], as trustee (the “Trustee”) under the Indenture referred to below.
WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of [______] [(as supplemented to date, the “Indenture”), providing for the issuance by the Company of [_____]% Notes due [_____] (the “Notes”) and the guarantees thereof by each of the Existing Guarantors;
WHEREAS, the Indenture provides that under certain circumstances described therein, newly created or acquired Domestic Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a senior subordinated guarantee of payment of the Notes by such Domestic Restricted Subsidiaries (the “Guarantee”);
WHEREAS, all things necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Existing Guarantors and the Guaranteeing Subsidiary have been done; and
WHEREAS, pursuant to Section 9.01(g) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
GUARANTEE, ETC. The Guaranteeing Subsidiary hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all the obligations of a Guarantor thereunder.

3.
RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.
EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Guarantee granted by it pursuant to the terms hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

5.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary (or any successor entity) (other than the Company or the Existing Guarantors), as such, shall have any liability for any obligations of the Company, TD Group, the Guaranteeing Subsidiary or any other Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6.
NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEE GRANTED HEREUNDER WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.	COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.
EFFECT OF HEADINGS. The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Existing Guarantors and the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

[ISSUER]
By:
Name:
Title

[EXISTING GUARANTORS]
By:
Name:
Title:

[____________________________________], AS TRUSTEE
By:
Name:
Title:

[____________________________________, AS COLLATERAL AGENT]
[By:        ]

[Name:	]

[Title:	]